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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  MAY 25, 1995


                            URANIUM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


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
         DELAWARE                                  0-17171                   75-2212772
(State or other jurisdiction                       (Commission               (I.R.S. Employer
of incorporation)                                  File Number)              Identification No.)


12750 MERIT DRIVE, SUITE 1020, DALLAS, TEXAS                                 75251
(Address of principal executive offices)                                     Zip Code
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Registrant's telephone number, including area code:    214-387-7777




                                   NO CHANGE
         (Former name or former address, if changed since last report)



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              Exhibit Index Begins on Sequentially Numbered Page 5


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On May 25, 1995, the Registrant increased the number of its directors from three to five and appointed George R. Ireland and James B. Tompkins as new directors pursuant to the transaction described in Item 2, below. See Item 2. Acquisition or Disposition of Assets.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 25, 1995, the Registrant consummated a $6 million loan from mutual funds managed by Ryback Management Corporation ("Ryback") of St. Louis, Missouri. The loan is for a term of three years, bears interest at a rate of 6.5% per annum and is convertible into shares of common stock, $.001 per share (the "Common Stock"), of the Registrant at an initial conversion price of $4.00 per share. The loan is secured by a mortgage on the Registrant's Rosita and Kingsville Dome uranium properties in Texas. These properties are two of the Registrant's four primary properties, in terms of value and current and future anticipated production. In addition, the lenders received a three-year warrant to purchase 1.5 million shares of Common Stock at an initial purchase price of $4.00 per share. Ryback is an investment company adviser registered under the Investment Advisers Act of 1940. As of March 31, 1995, Ryback effectively had discretionary authority over 1,239,525 shares of Common Stock (including the power to vote and dispose of such shares), constituting 15.4% of the shares of Common Stock outstanding as of such date computed in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Based upon the initial conversion price of the notes issued to the lenders in this transaction and the initial purchase price of the warrants, the lenders have the right to acquire a total of 3,000,000 shares of Common Stock. As required by the documents governing the transaction, the Registrant increased the number of its directors from three to five on May 25, 1995, and appointed two new directors designated by the lenders. The Registrant is required by the terms of the loan documents to obtain stockholder approval of the issuance of the Common Stock issuable upon conversion of the notes and upon exercise of the warrants. Failure to receive stockholder approval by December 31, 1995, will constitute a default under the loan documents which, upon notice of the lenders or holders of a majority in principal amount of the notes, would result in acceleration of the maturity date of the notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  (2.1)   Plan of acquisition, reorganization, arrangement,
liquidation or succession.

                  2.1 - Note and Warrant Purchase Agreement, dated May 25, 1995, by and among the Registrant, Lindner Investments, a Massachusetts business trust (on behalf



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of its Lindner Bulwark Fund series), and Lindner Dividend Fund, Inc., a Missouri corporation.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        URANIUM RESOURCES, INC.




Date:      June 9, 1995                 /s/ William M. McKnight
                                        ----------------------------------------
                                        William M. McKnight, Jr.
                                        Vice President of Operations








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                                 EXHIBIT INDEX

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
Exhibit No.               Exhibit Description                               Page
- -----------               -------------------                               ----
  2.1                     Note and Warrant Purchase Agreement, dated          6
                          May 25, 1995, by and among the Registrant, Lindner Investments, a Massachusetts business trust (on behalf of its Lindner
                          Bulwark Fund series), and Lindner Dividend
                          Fund, Inc., a Missouri corporation.
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